EXHIBIT A


	THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


STOCK PURCHASE WARRANT

To Purchase Shares of Common Stock of

IMCLONE SYSTEMS INCORPORATED

	THIS CERTIFIES that, in consideration of value received, Samuel
D. Waksal or his assignee(s) (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from ImClone Systems Incorporated, a Delaware corporation (the "Company"), Three Hundred and Fifty Thousand
(350,000) fully paid and non-assessable shares of the Company's Common Stock, $.001 par value (the "Common Stock"). The number and exercise price of the securities that may be purchased upon the exercise of this Stock Purchase Warrant (the "Warrant") are subject to adjustment as provided herein.

	1.	Exercise Period.  The purchase rights represented by this
Warrant are exercisable by the Holder, in whole or in part, at any time or from time to time, on or after August 1, 1996 and on or before December 12, 2006 (the "Exercise Period").

	2.	Exercise-Price.  The price per share for purchase of the
Common Stock upon exercise of the Warrant shall initially be equal to $5.50 per share (the "Exercise Price"). Such initial Exercise Price shall be subject to adjustment as provided in Section 7 hereof.

	3.	Exercise of Warrant.  During the Exercise Period, the
Warrant shall be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise attached hereto as Annex I, duly executed at the office of the Company, in New York, New York (or such other office or agency of the Company as it may designate), and upon payment of the Exercise Price of the shares thereby purchased. Payment shall be made, at the option of the Holder, in cash or by promissory note in the form attached hereto as Annex II, or by surrender to the Company of Common Stock with a Fair Value equal to the Exercise Price; provided, however, that payment of the par value of the shares purchased shall be made in cash. "Fair Value" as used herein means (i) if the Common Stock is traded on an established securities market or over-the-counter, the average closing price (or the mean between the bid and asked prices, if traded over-the-counter) during the fifteen (15) trading days preceding the date of exercise, or (ii) if the Common Stock is not traded on an established securities market or over-the-counter, the fair market value as determined by the Compensation Committee of the Board of Directors of the Company (or, if such committee does not exist at the time of exercise, the Board of Directors). In case payment is made by promissory note, the Holder shall, concurrently with such exercise, execute and deliver to the Company a pledge agreement, in the form requested by the Company, granting to the Company a first priority security interest in the shares of Common Stock or other securities being acquired, or such other collateral as the Company may request to secure payment of the amounts payable pursuant to said promissory note, and such shares, other securities or other collateral shall be held by the Company as such security until payment in full shall have been made.

	Upon exercise, the Holder shall be entitled to receive, within a reasonable time, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of shares of Common Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

	The Company covenants that all shares of Common Stock that are issued upon the exercise of rights represented by this Warrant will be fully paid, nonassessable, and free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue and other than any lien or charge in favor of the Company).

	4.	No Fractional Shares or Scrip.  No fractional shares or
scrip representing fractional shares shall be issued upon the exercise
of this Warrant.   In lieu thereof, a cash payment shall be made equal
to such fraction multiplied by the Fair Value per share.

	5.	Charges, Taxes and Expenses.  Issuance of certificates
for the shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

	6.	No Rights as Shareholders.  This Warrant does not
entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise and payment of the Exercise Price in accordance with Section 3 hereof.

	7.	Adjustments.

	7.1	Adjustment of the Exercise Price for Stock Splits, Reverse
Stock Splits, and Stock Dividends. In the event that the outstanding shares of Common Stock shall be subdivided (split) or combined (reverse split) by reclassification or otherwise, or in the event of any dividend payable on the Common Stock in shares of Common Stock, the applicable Exercise Price and the number of shares of Common Stock available for purchase in effect immediately prior to such subdivision, combination or dividend shall be proportionately adjusted.

	7.2.	Adjustment for Capital Reorganizations.  If at any time
there shall be a capital reorganization of the Common Stock, or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person or entity, then, as part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive, on exercise of this Warrant during the period specified in this Warrant and on payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable on exercise of this Warrant would have been entitled on such capital reorganization, merger or consolidation, or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation or sale to the end that provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of shares purchasable on exercise of this Warrant, but without any change in the aggregate Exercise Price) shall be applicable after that event, as near as is reasonably possible, in relation to any shares or other securities or property deliverable after that event upon exercise of this Warrant.

	7.3.	Certificate as to Adjustments.  Upon the occurrence of each
adjustment or readjustment pursuant to this Section 7, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
The Company shall, upon the written request of any Holder at any time, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments; (ii) the Exercise Price in effect at the time; and (iii) the number of shares of Common
Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

	7.4.	Notice of Record Date.  In the event of any taking by the
Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than ordinary cash dividends) or other distribution, the Company shall mail to each Holder, at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution

	8.	Sale or Transfer of the Warrant; Legend.  The
Warrant, and any shares of Common Stock or other securities of the Company purchased upon exercise of the Warrant, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available. Accordingly, the Warrant, and any shares of Common Stock or other securities of the Company purchased upon exercise of the Warrant shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Each certificate representing any Warrant, and any such share that has not been registered and that has not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

	Upon the request of a holder of a certificate representing any Warrant or any such share, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of the foregoing legend, if, with such request, the Company shall have received either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that any such legend may be removed from such certificate, or (ii) if the present paragraph (k) of Rule 144 or a substantially similar successor rule remains in force and effect, satisfactory representations from the holder that such holder is not then, and has not been during the preceding three (3) months, an affiliate of the Company, and that a period of at least three (3) years has elapsed since the later of the date the securities were acquired (as determined under Rule 144) from the Company or an affiliate of the Company. Such Holder also agrees that the Company may issue appropriate stop transfer instructions to the transfer agents.
	9.	Loss, Theft, Destruction or Mutilation of Warrant.
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

	10.	Saturdays, Sundays, Holidays, etc.  If the last or
appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday, or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a legal holiday.

	11.	Authorized Shares.  The Company covenants that, during
the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant.

	12.	Issue Date.  The provisions of this Warrant shall be
construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. The Warrant shall be binding upon any successors or assigns of the Company.

	13.	Governing Laws.  This Warrant shall constitute a contract
under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of said State.





	IN WITNESS WHEREOF, ImClone Systems Incorporated has caused this Warrant to be executed by its duly authorized officer.


				IMCLONE SYSTEMS INCORPORATED



				By______________________________
				  Name:
				  Title:



DATE OF GRANT:	December 12, 1995


	NOTICE OF EXERCISE
	OF STOCK PURCHASE WARRANT



TO:  ImClone Systems Incorporated

	(1) Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase _______ shares of Common Stock of ImClone Systems Incorporated (the "Company"), and tenders herewith payment in full for the purchase price of such shares.

	(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned, or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:



Name					Name


Address				Address

	(3) In the event of partial exercise, please reissue an appropriate Warrant exercisable for the remaining shares.

	(4)	The undersigned represents that the aforesaid shares of
Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further agrees that such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended, or (ii) the Company first shall have been furnished with an opinion of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirement.




Date									Holder



SECURED PROMISSORY NOTE

$		[date]
		New York, New York


		FOR VALUE RECEIVED the undersigned,                 ,
residing at                 , hereby promises to pay to the order of
IMCLONE SYSTEMS INCORPORATED, a Delaware corporation (the "Company"), 180 Varick Street, New York, New York 10014, on or before [the second
anniversary of the date hereof] the principal sum of $         , and to
pay interest on the unpaid principal sum on the first anniversary of the date hereof and on the stated or any accelerated maturity hereof at the rate equal to the prime or base rate announced by Chemical Bank, N.A., at its office in New York, New York on the date hereof, but not less than the Federal short-term rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended.

		This Note is given in connection with the exercise of a certain Warrant, dated December 12, 1995, to purchase shares (the
"Shares") of Common Stock, $.001 par value, of the Company.

		In order to secure the full and punctual payment of the principal and interest in accordance with the terms thereof, and to secure the performance of all obligations of the undersigned hereunder, the undersigned hereby assigns and pledges to the Company and grants to the Company a security interest in the Shares and all of its rights and privileges with respect to the Shares.

		Upon the occurrence of any of the following events:

	(i)	The undersigned shall fail to pay any installment of
interest within ten business days after such installment is due;
or

	(ii)	The undersigned shall become insolvent or take any
action for relief under any bankruptcy or similar statute;

then, the holder of this Note by notice to the undersigned shall be entitled to declare the entire unpaid balance of this Note to be immediately due and payable in full.

		Presentment for payment, notice of dishonor, protest and notice of protest are hereby expressly waived.

		In the event of a default, the undersigned agrees to pay the cost of collection, including, without limitation, reasonable attorney's fees and disbursements.

		The undersigned may prepay this Note in whole or in part at any time and from time to time.

		This Note is executed under and is to be construed in accordance with the laws of the State of New York.

		IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the day and year first above stated.




	______________________________